UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2017

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

In connection with the filing of the definitive proxy on Schedule 14A on May 1, 2017, in which the shareholders of uniQure N.V. (the “Company”) have been asked to approve the Dutch statutory annual accounts for the year ended December 31, 2016 at the Company’s 2017 annual general meeting of shareholders, the Company has filed its Dutch statutory annual accounts on Exhibit 99.1 to this Current Report on Form 8-K.

As a public limited liability corporation (“namenslooze vennopschaap”) incorporated under the laws of the Netherlands, the Company is required by both Dutch law and its Articles of Association to prepare the Dutch statutory annual accounts and submit them to its shareholders for confirmation and adoption. The 2016 Dutch statutory annual accounts differ from the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and filed with the SEC. The 2016 Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our 2016 Annual Report on Form 10-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Dutch statutory annual report of uniQure N.V. for the year ended December 31, 2016, as made available to the Company’s shareholders on or about May 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQURE N.V.

Date: May 1, 2017

	By:	/s/ MATTHEW KAPUSTA
Name: Matthew Kapusta
Title: Chief Executive Officer, Interim Chief Financial Officer and Executive Director

EXHIBIT INDEX

Exhibit No.	Desciption

99.1	Dutch statutory annual report of uniQure N.V. for the year ended December 31, 2016, as made available to the Company’s shareholders on or about May 1, 2016.